                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           THE FEMALE HEALTH COMPANY
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                (Name of Registrant as Specified in Its Charter)

                                   Registrant
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           THE FEMALE HEALTH COMPANY
                           875 North Michigan Avenue
                                   Suite 3660
                            Chicago, Illinois 60611

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 10, 2001

To the Shareholders of The Female Health Company:

     Notice is hereby given that the Annual Meeting of the Shareholders of The Female Health Company (the "Company" or "FHC") will be held at the Westin Hotel, Consort Room, 16th Floor, 909 North Michigan Avenue, Chicago, Illinois 60611, on Tuesday, April 10, 2001 at 2:00 p.m., local time, for the following purposes:

     1. To elect seven members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2002 Annual Meeting of Shareholders.

     2. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Shareholders of record at the close of business on March 5, 2001 are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

                                          By Order of the Board of Directors,

                                          William R. Gargiulo, Jr.
                                          Secretary

Chicago, Illinois
March 14, 2001

                           THE FEMALE HEALTH COMPANY
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3660
                            CHICAGO, ILLINOIS 60611

                                PROXY STATEMENT
                              FOR THE 2001 ANNUAL
                            MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Westin Hotel, Consort Room, 16th Floor, 909 North Michigan Avenue, Chicago, Illinois 60611, at 2 p.m. local time on Tuesday, April 10, 2001, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about March 14, 2001.

                              GENERAL INFORMATION

     The Board of Directors knows of no business which will be presented to the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR:
(a) the election of the directors listed in the enclosed proxy; and (b) ratification of McGladrey & Pullen, LLP as the Company's independent auditors.

     Only holders of the common stock of the Company (the "Common Stock") and holders of the Class A Convertible Preferred Stock-Series 1 (the "Series 1 Preferred Stock") whose names appear of record on the books of the Company at the close of business on March 5, 2001 are entitled to vote at the Annual Meeting. On that date, there were 14,345,841 shares of Common Stock, and 660,000 shares of Series 1 Preferred Stock outstanding. Each share of Common Stock and Series 1 Preferred Stock is entitled to one vote on each matter to be presented at the Annual Meeting. A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter.

     Under Wisconsin law, directors are elected by plurality, meaning that the seven individuals receiving the largest number of votes are elected as directors, and the ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected or the appointment of the independent auditors is ratified.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     Pursuant to the authority contained in the Amended and Restated By-Laws of the Company, the Board of Directors has established the number of directors at seven. The Board of Directors has nominated O.B. Parrish, Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., Stephen M. Dearholt, David R. Bethune, Michael
R. Walton and James R. Kerber for election as directors, all to serve until the 2002 Annual Meeting of Shareholders.

     As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

                       NOMINEES FOR ELECTION AS DIRECTORS

O.B. PARRISH
Age: 67; Elected Director: 1987; Present Term Ends: 2001 Annual Meeting

     O.B. Parrish has served as Chief Executive Officer of the Company since 1994, as acting Chief Financial and Accounting Officer from February 1996 to March 1999 and as the Chairman of the Board of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois") since 1987. Phoenix of Illinois owns approximately 295,000 shares of the Company's outstanding Common Stock. Mr. Parrish also was the Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva, Plc. and is Chairman and a Director of ViatiCare, L.L.C., Chairman and a Director of MIICRO, Inc., a neuroimaging company, and a Director of Amerimmune Pharmaceuticals, Inc. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. ("Searle"), a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

MARY ANN LEEPER, PH.D.
Age: 60; Elected Director: 1987; Present Term Ends: 2001 Annual Meeting

     Dr. Leeper has served as the President and Chief Operating Officer of the Company since 1996 and as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996 and as Senior Vice President -- Development of the Company from 1989 until January 1996. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice
President -- Market Development for Searle's Pharmaceutical Group and in various Searle research and development management positions. As Vice
President -- Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA. Dr. Leeper currently serves on the Board of Directors of the Temple University School of Pharmacy and on the Board of Directors of the Northwestern University School of Music. She is on the Board of CEDPA, an international not-for-profit organization working on women's issues in the developing world. Dr. Leeper is also a director of Influx, Inc., a pharmaceutical research company.

WILLIAM R. GARGIULO, JR.
Age: 72; Elected Director: 1987; Present Terms Ends: 2001 Annual Meeting

     William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President of the Company from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice
President -- International of The Female Health Company Division from 1994 until 1996, as Chief

Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

STEPHEN M. DEARHOLT
Age: 54; Elected Director: 1996; Present Term Ends: 2001 Annual Meeting

     Mr. Dearholt is a co-founder of and has been a partner in Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and data based marketing of niche products. Since 1985 Mr. Dearholt has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan, which assisted the Company in its purchase of Chartex. Mr. Dearholt is also very active in the nonprofit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

DAVID R. BETHUNE
Age: 60; Elected Director: 1996; Present Term Ends: 2001 Annual Meeting

     Mr. Bethune has been Chairman and Chief Executive Officer of Atrix Laboratories since 1999. From 1997 to 1998, Mr. Bethune held the position of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding Trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

MICHAEL R. WALTON
Age: 63; Elected Director: 1999; Present Term Ends: 2001 Annual Meeting

     Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan, and has grown to a multi-million dollar asset base from a start-up capital contribution of less than $100,000. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times, and Gorman Publishing Co., a trade magazine publisher specializing in new magazines, which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Board of the American Red Cross, The Salvation Army and the Chamber of Commerce.

JAMES R. KERBER
Age: 68; Elected Director: 1999; Present Term Ends: 2001 Annual Meeting

     Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

     The Board of Directors recommends that shareholders vote FOR all nominees.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

     The Board of Directors has appointed McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2001. The Board proposes that the shareholders ratify this appointment. McGladrey & Pullen, LLP audited the Company's financial statements for the fiscal year ended September 30, 2000. The Company expects that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent public accountants for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

     A majority of the shares represented, in person or by proxy, at the Annual Meeting is required to ratify the appointment of the independent public accountants.

     The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent public accountants for the Company.

AUDIT FEES

     McGladrey & Pullen, LLP billed the Company $106,325 in fees for professional services rendered for the audit of the Company's financial statements for the fiscal year ended September 30, 2000, and for the review of the interim financial statements in the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended September 30, 2000. McGladrey & Pullen, LLP did not perform any other professional services for the Company during the fiscal year ended September 30, 2000.

DIRECTORS

     The Board of Directors currently consists of seven members: O.B. Parrish, Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., Stephen M. Dearholt, David R. Bethune, Michael R. Walton and James R. Kerber. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms are expiring.

COMMITTEE OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Company has an Audit Committee. The Board's Audit Committee is comprised of Mr. Bethune, Mr. Dearholt and Mr. Kerber. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (a) recommendation to the Board of Directors of independent auditors for the Company; (b) review of the timing, scope and results of the independent auditors audit examination; (c) review of periodic comments and recommendations by the auditors and of the Company's response thereto; (d) review of the Company's balance sheet, statement of operations and cash flows; and (e) review of the scope and adequacy of internal accounting controls. The Audit Committee met one time during the fiscal year ended September 30, 2000.

     The Board of Directors held six meetings during the Company's fiscal year ended September 30, 2000. Other than Mr. Bethune, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board on which he or she served, if any.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three members of the Company's Board of Directors. Because the Company's Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or Nasdaq regarding the membership of the Company's Audit Committee. However, each member of the Audit Committee is independent as defined in Rule 4200(a)(15) for the listing standards of the Nasdaq Stock Market. The Audit Committee does not have a written charter.

     The Audit Committee has:

     - reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000, with the Company's management and with the Company's independent auditors;

     - discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

     - received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

     Based on such review and discussions with management and the independent auditors, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.
                                          AUDIT COMMITTEE:
                                          David R. Bethune
                                          Stephen M. Dearholt
                                          James R. Kerber

DIRECTOR COMPENSATION AND BENEFITS

     Directors who are officers of the Company do not receive compensation for serving in such capacity. Individual directors who are not officers of the Company receive $1,000 for attendance in person at each board meeting or meeting of a committee of which he or she is a member. In addition, each director who is not an employee of the Company receives an automatic grant of options to purchase 30,000 shares of the Company's Common Stock under the Company's Outside Director Stock Option Plan. This grant is made upon the director's initial appointment to the Board of Directors and the options vest in accordance with the vesting criteria set forth in the plan.

EXECUTIVE OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below.

NAME                                          AGE                         POSITION
----                                          ---                         --------
Jack Weissman.............................    53     Vice President -- Trade Sales
Michael Pope..............................    44     Vice President, General Manager -- The Female
                                                     Health Company (UK) Plc.
Mitchell Warren...........................    34     Vice President -- International Affairs
Robert R. Zic.............................    37     Principal Accounting Officer

JACK WEISSMAN
Vice President -- Trade Sales

     Mr. Weissman has served as Vice President -- Trade Sales since June 1995. From 1992 to 1994, Mr. Weissman was Vice President -- Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. From 1989 to 1992, he acted as General Manager -- HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's Consumer Products Group in 1979 and held positions of increasing responsibility, including National Account and Military Sales Manager. From 1985 to 1989 he was
Director -- Retail Business Development for The NutraSweet Company, a G.D. Searle & Co. subsidiary. Prior to Searle, Mr. Weissman worked in the consumer products field as account manager and territory manager for Norcliff Thayer and Whitehall Laboratories.

MICHAEL POPE
Vice President, General Manager -- The Female Health Company (UK) Plc.

     Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since the Company's 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high-speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. During the period from 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

MITCHELL WARREN
Vice President -- International Affairs

     Mr. Warren has served as Vice President -- International Affairs of the Company since February 2000 and as Director of International Affairs of the Company from January 1999 to February 2000. From 1993 to 1998, Mr. Warren was employed by Population Services International (PSI), an international social marketing and communications organization, first as Executive Director of PSI/South Africa and then of PSI/Europe. From 1989 to 1993, Mr. Warren was Program Director of Medical Education for South African Blacks.

ROBERT R. ZIC
Principal Accounting Officer

     Mr. Zic has served as the Company's Principal Accounting Officer since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association division. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations of Argonaut and its four subsidiaries. From 1990 to 1994, Mr. Zic was the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. From 1988 to 1990, Mr. Zic was a Senior Accountant responsible for the statutory-based financials of Allstate Insurance Company. Mr. Zic's career began in 1986 as an auditor with Arthur Andersen & Co.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for each of the last three fiscal years for the Company's Chief Executive Officer and the one highest-paid executive officer other than the Chief Executive Officer (the "named executive officers"), who served in such capacity as of September 30, 2000, as well as the total compensation paid to the named executive officers during the Company's last three fiscal years. No other executive officers of the Company received salary and bonus in excess of $100,000 during the fiscal year ended September 30, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                                         AWARDS
                                                             ANNUAL       ------------------------------------
                                                          COMPENSATION                           SECURITIES
                                                FISCAL    ------------    RESTRICTED STOCK       UNDERLYING
        NAME AND PRINCIPAL POSITION              YEAR      SALARY ($)      AWARDS (1)($)      OPTIONS/SARS (#)
        ---------------------------             ------     ----------     ----------------    ----------------
O.B. Parrish................................     2000        90,000                --                  --
Chairman and Chief                               1999        90,000                --             200,000
Executive Officer                                1998        90,000           117,955(2)          264,000
Mary Ann Leeper, Ph.D.......................     2000       225,000                --                  --
President and Chief                              1999       225,000                --             500,000
Operating Officer                                1998       225,000            84,210(2)          290,000

-------------------------
(1) Represents fair market value of restricted Common Stock on the date of grant based on the $2.88 closing price of the Company's Common Stock on such date.

(2) At September 30, 1998, each named executive officer owned 25,000 shares of restricted Common Stock, having a fair market value of $71,875 on such date, based on the closing price of the Company's Common Stock on such date, and a fair market value of $40,625 on September 30, 1999, based on the closing price of the Company's Common Stock on such date and a fair market value of $17,188 on September 30, 2000, based on the closing price of the Company's Common Stock on such date. For Mr. Parrish, also includes his pro rata portion of 25,000 shares of restricted stock granted to Phoenix of Illinois, based on his 64% ownership of such entity. For Dr. Leeper, also includes her pro rata portion of such restricted stock based on her approximately 16.7% ownership of such entity. All of these shares were granted on May 5, 1998 and vest in full on the first anniversary of the grant date. The owner is entitled to receive any dividends declared on these shares of restricted stock.

OPTION GRANTS DURING THE YEAR ENDED SEPTEMBER 30, 2000

     No stock options were granted to the named executive officers of the Company during the fiscal year ended September 30, 2000.

AGGREGATED OPTION VALUES AT SEPTEMBER 30, 2000

     The following table presents the value of unexercised options held by the named executive officers at September 30, 2000:

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                             OPTIONS AT              IN-THE-MONEY OPTIONS
                                                         SEPTEMBER 30, 2000        AT SEPTEMBER 30, 2000 (1)
                                                      -------------------------    -------------------------
                       NAME                           EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                       ----                           -------------------------    -------------------------
O.B. Parrish......................................         88,000/376,000                    $0/0
Mary Ann Leeper, Ph.D.............................         96,667/693,333                    $0/0

-------------------------
(1) Values are calculated by subtracting the exercise price from the $0.6875 per share closing price of the Company's Common Stock on September 30, 2000.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2003. The Company may terminate the employment agreement at any time for cause. If Dr. Leeper's employment is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper's participation in any of its health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Board of Directors. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 1998, 1999 and 2000, Dr. Leeper's base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not been awarded a cash bonus.

CHANGE OF CONTROL AGREEMENTS

     In fiscal 1999, the Company entered into Change of Control Agreements with each of O.B. Parrish, the Company's Chairman and Chief Executive Officer, Mary Ann Leeper, Ph.D., the Company's President and Chief Operating Officer, and Michael Pope, the Company's Vice President. In fiscal 2000, the Company entered into a Change of Control Agreement with Mitchell Warren, the Company's Vice President -- International Affairs. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, the Company will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of February 15, 2001 with respect to (a) each person known to the Company to beneficially own more than 5% of the Company's Common Stock, (b) each named executive officer and each director of the Company and (c) all directors and executive officers as a group.

     The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of February 15, 2001, and shares of Common Stock subject to the conversion of preferred stock or convertible debentures outstanding as of February 15, 2001, are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                                AMOUNT OF BENEFICIAL
                                                                     OWNERSHIP
                                                                --------------------
                  NAME OF BENEFICIAL OWNER                       SHARES      PERCENT
                  ------------------------                       ------      -------
O.B. Parrish (1)............................................      506,501      3.5%
Mary Ann Leeper, Ph.D. (1)..................................      462,068      3.2%
William R. Gargiulo, Jr. (1)................................      352,168      2.4%
Stephen M. Dearholt (2).....................................    2,705,583     17.3%
David R. Bethune (3)........................................       50,000        *
Michael R. Walton (4).......................................      539,900      3.7%
James R. Kerber.............................................      343,710      2.4%
Gary Benson (5).............................................    4,380,699     23.6%
All directors and executive officers, as a group (eleven
  persons) (1)(2)(3)(4).....................................    4,340,928     26.7%

-------------------------
 *  Less than 1%

(1) Includes 294,501 shares owned by and 30,000 shares under option to Phoenix of Illinois. Messrs. Parrish and Gargiulo and Dr. Leeper may be deemed to share voting and dispositive power as to such shares since Mr. Gargiulo is a trustee of a trust which is a shareholder of, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders of, Phoenix of Illinois. For Mr. Parrish also includes 71,500 shares owned by him, 22,500 shares under warrants to him and 88,000 shares under option to him; for Dr. Leeper, also includes 40,900 shares owned by her and 96,667 shares under option to her; and for Mr. Gargiulo, also includes 500 shares held by the William R. Gargiulo 1991 Convertible Trust of which Mr. Gargiulo and his spouse are the trustees and share voting and investment power over such shares, 10,500 shares owned by him and 16,667 shares under option to him.

(2) Includes 733,605 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan; 9,680 shares held by Response Marketing Money Purchase Plan; 11,200 shares held in a self-directed IRA; 162,898 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees; 18,100 shares held by Mr. Dearholt's minor child; 418,100 shares held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling; and 60,000 shares of preferred stock held by the Mary C. Dearholt Trust, of which Mr. Dearholt, a sibling and his mother are trustees, that are convertible share-for-share into the Company's Common Stock. Mr. Dearholt shares the power to vote and dispose of 640,998 shares of Common Stock (including 60,000 shares of preferred stock convertible into common stock) held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of Common Stock, except that North Central Trust has the sole power to vote and dispose of the 9,680 shares of Common Stock held by the Response Marketing Money Purchase Plan. Also includes warrants to purchase 1,172,500 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

(3) Includes 50,000 shares under option to Mr. Bethune.

(4) Includes 200,000 shares of Common Stock owned directly by Mr. Walton, 155,999 shares of preferred stock owned by Mr. Walton, warrants to purchase 30,900 shares of Common Stock owned by Mr. Walton and 153,001 shares of preferred stock held by a trust of which Mr. Walton is trustee.

(5) Includes 180,450 shares of Common Stock owned directly by Mr. Benson. Also includes warrants to purchase 1,500,000 shares of Common Stock. Mr. Benson also holds convertible debentures in the principal amount of $1,000,000. The original principal balance plus any accrued but unpaid interest of the convertible debentures may be converted into Common Stock at Mr. Benson's election based on a per share price equal to the lesser of (a) 70% of the market price of the Company's Common Stock at the time of conversion; or (b) $1.00. If these debentures were converted as of February 15, 2001, all principal and accrued but unpaid interest would be convertible into 2,700,249 shares of Common Stock. Mr. Benson's address is 2925 Dean Parkway, Minneapolis, Minnesota 55416.

     The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a). To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

                              CERTAIN TRANSACTIONS

     On March 25, 1997, 1998, 1999 and 2000, the Company extended a $1 million one-year promissory note payable by the Company to Mr. Dearholt in connection with a previous loan Mr. Dearholt made to the Company. The promissory note is now payable in full on March 25, 2001 and bears interest at 12% per annum payable monthly. The note proceeds were initially used by the Company to provide working capital needed to fund the initial stages of the Company's U.S. marketing campaign ($0.2 million) and to fund operating losses ($0.8 million). The borrowing transactions were effected in the form of a promissory note from the Company to Mr. Dearholt and related Note Purchase and Warrant Agreements and Stock Issuance Agreements. Under the 1997, 1998, and 1999 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of the Company's Common Stock for each of the three years respectively, at exercise prices of $1.848, $2.25, and $1.16 per share, respectively. Under the 2000 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 250,000 shares of the Company's Common Stock at an exercise price of $0.71 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuances. Under the Stock Issuance Agreements, if the Company fails to pay the $1 million under the note when due, the Company must issue 250,000 shares of its Common Stock to Mr. Dearholt. This issuance will not, however, alleviate the Company from its liability under the note. The Company also granted Mr. Dearholt certain securities registration rights with respect to any Common Stock he receives from the Company under these warrants or the Stock Issuance Agreement. Mr. Dearholt has agreed that, if the Company requests, he will extend the promissory note for an additional one-year term to be due and payable on March 25, 2002 upon the same terms as the prior note extension.

     Additionally, during 2000 the Company extended notes of $250,000 from Stephen Dearholt and $50,000 from O.B. Parrish. Each note payable bears interest at 12% and is now payable in full in 2001. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 62,500 and

12,500 shares of the Company's Common Stock at $0.77 and $0.72 per share, respectively. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2010. Also if the Company defaults on its obligation under the note, the Company is required to issue an additional 62,500 and 12,500 shares of its Common Stock to Mr. Dearholt and Mr. Parrish, respectively, in addition to all other remedies to which each is entitled.

     On September 24, 1999, the Company completed a private placement of 666,671 shares of Common Stock to various investors at a purchase price of $0.75 per share, representing a discount of 12% from the closing price of a share of the Company's Common Stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt purchased 266,667 shares for $200,000 in this private placement. The terms of Mr. Dearholt's purchase were identical to the terms offered to the other, unrelated investors.

     On June 14, 2000, the Company completed a private placement of 400,000 shares of Common Stock to The John W. Dearholt Trust at a price of $0.50 per share, representing a discount of 6% from the closing price of the Company's Common Stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt is a co-trustee of this trust. As part of this private placement, the Company granted the investor registration rights which require that the Company register the investor's resale of those shares.

     On October 2, 2000, the Company completed a private placement of 200,000 shares of Common Stock to Michael R. Walton at a price of $0.50 per share, representing a discount of 12% from the closing price of the Company's Common Stock on the Over the Counter Bulletin Board on that date. As part of this private placement, the Company granted the investor registration rights which require that the Company register the investor's resale of those shares.

     It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                            INDEPENDENT ACCOUNTANTS

     For the fiscal year ended September 30, 2000, McGladrey & Pullen, LLP served as the Company's independent auditors.

                       PROPOSALS FOR 2002 ANNUAL MEETING

     Any shareholder who desires to submit a proposal for inclusion in the Company's 2002 Proxy Statement should submit the proposal in writing to Mr. O.B. Parrish, Chief Executive Officer, The Female Health Company, 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611. The Company must receive a proposal by November 14, 2001 in order to consider it for inclusion in the Company's 2002 Proxy Statement. Any shareholder who intends to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than January 27, 2002.

                                 ANNUAL REPORT

     Copies of the Company's Annual Report to Shareholders for the year ended September 30, 2000 accompanies this Proxy Statement. Copies of the Annual Report on Form 10-K for the year ended September 30, 2000 will be provided without charge on written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, The Female Health Company, 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611.

                            EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

                                          By Order of the Board of Directors,

                                          William R. Gargiulo, Jr., Secretary

Chicago, Illinois
March 14, 2001

                                      PROXY
                            THE FEMALE HEALTH COMPANY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints O.B. Parrish and William R. Gargiulo, Jr., or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of The Female Health Company to be held on April 10, 2001 at 2:00 p.m., local time, at the Westin Hotel, Consort Room, 16th Floor, 909 North Michigan Avenue, Chicago, Illinois 60611, and at any adjournment thereof, there to vote all shares of Common Stock and Class A Convertible Preferred Stock - Series 1 which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.



               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

 --------                                                                                                                   ------
|                                                                                                                                 |
|                                   THE FEMALE HEALTH COMPANY ANNUAL MEETING OF SHAREHOLDERS                                      |
|                                                                                                                                 |


1. ELECTION OF DIRECTORS:                                                                 [ ] FOR all           [ ] WITHHOLD
   (terms expiring at the 2002     1-O.B. PARRISH 2-MARY ANN LEEPER, PH.D. 3-WILLIAM R.   nominees listed to    AUTHORITY to
   Annual Meeting)                GARGIULO, JR. 4-STEPHEN M. DEARHOLT 5-DAVID R. BETHUNE  the left (except as   vote for all
                                        6-MICHAEL R. WALTON 7-JAMES R. KERBER             specified below).     nominees listed to
                                                                                                                the left.
                                                                                         --------------------------------------
(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                                                        ---------->                      --------------------------------------



                                                                                             [ ]  FOR   [ ]  AGAINST   [ ] ABSTAIN
2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's auditors for the fiscal year ending September 30, 2001.


3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
                                              Date                                                 NO. OF SHARES
                                                     --------------------------------------
CHECK APPROPRIATE BOX
Indicate changes below:

                                                                                  ---------------------------------------------



Address Change? [ ]                   Name Change? [ ]
                                                                                  ---------------------------------------------


                                                                                  Signature(s)in Box
                                                                                  If signing as attorney, executor, administrator,
                                                                                  trustee or guardian, please add your full title
                                                                                  as such. If shares are held by two or more
                                                                                  persons, all holders must sign the Proxy.
|                                                                                                                                 |
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